Exhibit 21.1

                        AUTOTOTE CORPORATION SUBSIDIARIES

Autotote Management Corporation (Delaware) (100%)

Autotote Systems, Inc. (Delaware) (100%)
     Autotote International, Inc. (Delaware) (100%)
     Autotote Canada Inc. (Ontario) (100%)
     NASRIN Services LLC (Delaware) (70%)
     Autotote Worldwide Services, Limited (Ireland) (100%)

Autotote Enterprises, Inc. (Connecticut) (100%)

Autotote Keno Corporation (Nebraska) (100%)

Autotote Lottery Corporation (Delaware) (100%)
     Autotote Lottery Canada Inc. (Ottawa) (100%)

Autotote Europe GmbH (Germany) (100%)
     AUTOTOTE Deutschland GmbH (Germany) (100%)
       DATEK Toto Dienstielstung GmbH (Germany) (100%)
       TEK Totalisatorservice GmbH (Germany) (50%) GTS Galopp Totalisator Service GmbH (Germany) (50%)
     AUTOTOTE GmbH Oesterreich (Austria) (100%)
     Autotote Europe Communications Services GmbH (Germany) (100%)

Marvin H. Sugarman Productions, Inc. (New York) (100%)
     SJC Video Corporation (Delaware) (100%)

ACRA Acquisition Corp. (New Jersey) (100%)

AUTOTOTE France (France) (100%)
     SASO (France) (100%)

Autotote Panama, Inc. (Panama) (100%)

Autotote Nederland B.V. (Netherlands) (100%)
     Autotote Banen B.V. (Netherlands) (100%)

Autotote Gaming, Inc. (Nevada) (100%)

Autotote Dominicana Inc. (Delaware) (100%)